                                                              Exhibit (m)(3)(ii)

                               AMENDED SCHEDULE 2

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

                                       FOR

                              ING SERIES FUND, INC.

                                 CLASS C SHARES

                                                     MAXIMUM COMBINED SERVICE AND DISTRIBUTION FEES
           SERIES                                    ----------------------------------------------
           ------                                    (as a percentage of average daily net assets)
ING Index Plus LargeCap Fund                                                0.75%

ING Index Plus MidCap Fund                                                  0.75%

ING Index Plus SmallCap Fund                                                0.75%